SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2003

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-4111

Item 7.     Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated Mar. 12, 2003, reporting TECO Energy, Inc.’s response to the action taken by Moody’s Investor Service to initiate a review for potential downgrade of the company’s debt.

Item 9.     Regulation FD Disclosure

See the Press Release dated Mar. 12, 2003, filed as Exhibit 99.1 and incorporated herein by reference, reporting TECO Energy, Inc.’s response to the action taken by Moody’s Investor Service to initiate a review for potential downgrade of the company’s debt.

As described in the press release, TECO Energy’s long-term debt maturities in 2003 are $126 million. As previously disclosed, TECO Energy has drawn $350 million under its short-term bank credit facility term-out which is payable in November 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECO Energy, Inc.
(Registrant)

Dated: March 13, 2003	By:	/s/ S. A. MYERS
S. A. MYERS
Vice President—Corporate
Accounting and Tax
(Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
99.1	Press Release dated Mar. 12, 2003, reporting TECO Energy, Inc.’s response to the action taken by Moody’s Investor Service to initiate a review for potential downgrade of the company’s debt.

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